UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 22, 2008
HOLLYWOOD MEDIA CORP.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-22908	65-0385686

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2255 Glades Road, Suite 221A, Boca Raton, Florida	33431

(Address of Principal Executive Office)	(Zip Code)
Registrant’s telephone number, including area code (561) 998-8000
Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement.
On December 22, 2008, Hollywood Media entered into respective Amended and Restated Employment Agreements with each of Mitchell Rubenstein and Laurie S. Silvers (collectively, the “Employment Agreements”). The Employment Agreements amend and restate the existing employment agreements with Mr. Rubenstein and Ms. Silvers dated as of July 1, 1993 (as amended by those certain extension and amendment agreements dated as of July 1, 1998, July 1, 2003, May 31, 2004, November 15, 2004 and August 21, 2008). The Employment Agreements were entered into primarily in order to comply with Section 409A of the Internal Revenue Code and related interpretations and guidance of the Internal Revenue Service (collectively, “Section 409A”). Section 409A is the provision of the tax law enacted in 2004 to govern certain “nonqualified deferred compensation” arrangements that imposes an additional tax and penalties on service providers (including employees and directors) if a covered arrangement does not comply with Section 409A. Although Section 409A’s provisions have been in effect since 2005, final regulations under Section 409A were not issued until 2007 and are expected to take effect on January 1, 2009. Companies must amend affected nonqualified deferred compensation plans by December 31, 2008 to ensure compliance with the final regulations.
The material terms of the existing employment agreements that were amended in the Employment Agreements in order to comply with the final regulations under Section 409A are as follows:
•	Section 4.2 of the Employment Agreements was revised to provide for a lump sum termination payment equal to the executive’s Base Salary for the remainder of the scheduled Term or 12 months, whichever is greater, upon termination of employment by Hollywood Media due to the disability of the executive (as defined in the Employment Agreements). The existing employment agreements provided for continued payment of the executive’s Base Salary for 12 months after termination.

•	The definitions of “Good Reason” and “Change of Control” set forth in Sections 4.4 and 6(a) of the Employment Agreements, respectively, were revised to conform with similar terms in the final regulations under Section 409A.

•	Section 4.7 of the Employment Agreements provides for certain termination payments to be delayed for up to six months, if necessary to comply with Section 409A, with the funds to be held in a “rabbi trust” (within the meaning of Internal Revenue Service Revenue Procedure 92-64) during such period.

•	Section 6(b) of the Employment Agreements was revised to require Hollywood Media to make a Change of Control payment to the executive within 5 days after a Change of Control, provided that the executive is affiliated with Hollywood Media (as an employee, director, or both) on the date of the Change of Control. The existing employment agreements required the employment of the executives to be terminated before payment of the Change of Control payment, either by Hollywood Media without cause during the remainder of the term or by the executive for any reason within 60 days of the Change of Control. The Change of Control payment under the Employment Agreements remains unchanged from the existing employment agreements at 300% of the executive’s “base period income.”

In addition to the changes made due to Section 409A, the Employment Agreements also contain the following material changes to the existing employment agreements:
•	Section 1.1 of the Employment Agreements extends the term of employment by one year, through December 31, 2010.

•	Section 6(c) of the Employment Agreements amended the definition of “base period income” to be the sum of (i) the executive’s Base Salary paid or payable to them with respect to the last fiscal year ending before the date of the Change of Control, and (ii) the greater of (x) the executive’s Bonus for the last fiscal year ending before the Change of Control date and (y) the executive’s Bonus for the second fiscal year preceding such date. Under Section 6(e) of the existing employment agreements, “base period income” was equal to the base salary and incentive bonus payments paid or payable to the executives during or with respect to the 12 month period preceding the date of termination.

•	The non-competition covenant (which related solely to publication, distribution and/or retailing of comic books, a business in which Hollywood Media is no longer involved) and employee non-solicitation covenants that were contained in Sections 7.1 and 7.3 of the existing employment agreements, respectively, were deleted from the Employment Agreements.
The above summary of the material changes implemented by the Employment Agreements is qualified in its entirety by reference to (i) the amended and restated employment agreement between Hollywood Media and Mitchell Rubenstein, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and (ii) the amended and restated employment agreement between Hollywood Media and Laurie S. Silvers, a copy of which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K, which exhibits are incorporated by reference in this Item 1.01 in their entirety.
SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02(e) Compensatory Arrangements of Certain Officers.
The information in Item 1.01 above is hereby incorporated by reference into this Item 5.02(e) to report the Amended and Restated Employment Agreements entered into on December 22, 2008 between Hollywood Media and each of Mitchell Rubenstein and Laurie S. Silvers.
On December 22, 2008, the Compensation Committee of the Board of Directors of Hollywood Media, upon due consideration of the recommendations of compensation consultants Pearl Meyer & Partners, LLC, approved the issuance of stock bonuses to each of Mitchell Rubenstein, Hollywood Media’s Chief Executive Officer, and Laurie S. Silvers, Hollywood Media’s President, in recognition of their respective contributions to Hollywood Media’s growth to date and their dedication and loyalty to Hollywood Media, including but not limited to their agreement to personally guarantee certain surety bonds of Hollywood Media and/or its subsidiaries if and when necessary, so long as they remain employees of the Company. The stock bonuses were awarded as follows:
2008 Annual Bonus:

50,000 unrestricted fully-vested shares of Hollywood Media’s Common Stock issued to each of Mr. Rubenstein and Ms. Silvers in accordance with and pursuant to Hollywood Media’s 2004 Stock Incentive Plan.
Restricted Stock Bonus:
250,000 and 150,000 restricted shares of Hollywood Media’s Common Stock issued to each of Mr. Rubenstein and Ms. Silvers, respectively, in accordance with and pursuant to Hollywood Media’s 2004 Stock Incentive Plan. Neither executive shall sell, assign, exchange, transfer, pledge, hypothecate or otherwise dispose of or encumber any of the restricted shares granted to such executive until such shares have vested.
The restricted shares will vest as follows, provided that the respective executive remains employed by Hollywood Media on such vesting dates:
     (a) One-third of the issued shares will vest at the rate of 25% per year on each of the first through fourth anniversaries of the date of grant, such that these shares will be fully vested on the fourth anniversary of the date of grant, assuming continued employment of the executive by Hollywood Media (or as otherwise provided below);
     (b) One-third of the issued shares will vest if, at any time prior to the fourth anniversary of the date of grant, Hollywood Media achieves EBITDA greater than zero for either (A) each of two consecutive fiscal quarters or (B) any three quarters in any 15-month period, in each case beginning with the fourth fiscal quarter of 2008. As used above, EBITDA is defined as Hollywood Media’s net income for the specified period as determined by its accountants in accordance with generally accepted accounting principles plus the sum of the following amounts as so determined: (i) federal income tax subtracted in determining Hollywood Media’s net income for that period, (ii) any interest on indebtedness for borrowed money subtracted in determining Hollywood Media’s net income for that period, and (iii) any depreciation expense and amortization expense (including any amortization for equipment, software or labor expenses paid in cash during the applicable period) subtracted in determining Hollywood Media’s net income for that period; provided, that the calculation of EBITDA shall exclude any compensation expense incurred by Hollywood Media as a result of the vesting of such shares; and
     (c) One-third of the issued shares will vest if, at any time prior to the fourth anniversary of the date of grant, the closing price of Hollywood Media’s Common Stock exceeds $2.00 per share for at least 10 consecutive trading days after the date of grant.
Notwithstanding the foregoing, with respect to each executive, any unvested restricted shares granted to such executive shall immediately vest in full upon a “Change of Control” of Hollywood Media (as defined in the employment agreement between such executive and Hollywood Media), or in the event that the employment of such executive is terminated by Hollywood Media other than for “Cause” or by such executive for “Good Reason” (in each case as such term is defined in the employment agreement between such executive and Hollywood Media) at any time prior to the fourth anniversary of the date of grant.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of December 22, 2008, by and between Hollywood Media Corp. and Mitchell Rubenstein.

10.2	Amended and Restated Employment Agreement, dated as of December 22, 2008, by and between Hollywood Media Corp. and Laurie S. Silvers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYWOOD MEDIA CORP.
By:	/s/ Scott Gomez
	Name:	Scott Gomez
	Title:	Chief Accounting Officer

Date: December 29, 2008